SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12-12

                               Bexil Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                BEXIL CORPORATION
                    Notice of Special Meeting of Stockholders

To the Stockholders:

      Notice is hereby given that a Special Meeting of Stockholders of Bexil Corporation (the "Company") will be held at the offices of the Company at 11 Hanover Square, New York, New York on _________________, 2000 at 8:30 a.m. for the following purposes:

1. To change the nature of the Company's business so as to cease to be an investment company;

2.    To amend the Company's fundamental investment restrictions; and

3. To amend Article VIII and Article XII of the Company's Articles of Incorporation.

      Stockholders of record at the close of business on September 5, 2000 are entitled to receive notice of and to vote at the meeting.

                                        By Order of the Board of Directors


                                        Monica Pelaez
                                        Secretary

New York, New York
_______________, 2000

Please Vote Immediately by Signing and Returning the Enclosed Proxy Card. Delay may cause the Company to incur additional expenses to solicit sufficient votes for the meeting.

                                BEXIL CORPORATION
                                 PROXY STATEMENT

                         Special Meeting of Stockholders
                        To Be Held _______________, 2000

      This Proxy Statement, dated _______________, 2000, is furnished in connection with a solicitation of proxies by the Board of Directors of Bexil Corporation (the "Company") to be voted at a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 11 Hanover Square, New York, New York on _______________, 2000 at 8:30 a.m. and at any postponement or adjournment thereof ("Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on September 5, 2000 ("Record Date") are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Company share held and fractional votes for each fractional Company share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Company, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of the date hereof, the Company had 789,991.580 shares of common stock issued and outstanding entitled to be voted at the Meeting. Stockholders of the Company will vote as a single class. It is estimated that proxy materials will be mailed to stockholders of record on or about _______________, 2000. The Company's principal executive offices are located at 11 Hanover Square, New York, New York 10005. Copies of the Company's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Company at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-888-847-4200.

PROPOSAL 1: TO CHANGE THE NATURE OF THE COMPANY'S BUSINESS SO AS TO CEASE TO BE
            AN INVESTMENT COMPANY.

      The Board of Directors of the Company proposes and recommends to shareholders that the nature of the Company's business be changed so that the Company will cease to be an investment company. If this proposal is adopted, the Company intends to operate businesses directly or through companies in which the Company has a majority or other controlling interest and seek approval of the SEC for deregistration as an investment company.

Definition of "Investment Company"

      The Investment Company Act of 1940 ("1940 Act") defines an investment company to include (i) any corporation which, on an unconsolidated basis, has, or proposes to have, more than 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) invested in investment securities (exclusive of such Government securities and securities issued by majority-owned subsidiaries which are not themselves investment companies and are not relying on certain exemptions from the definition of investment company) and (ii) any corporation which is, or holds itself out as being, primarily engaged in the business of investing, reinvesting or trading in securities. The 1940 Act excludes from classification as an investment company
(i) any corporation primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities and (ii) any corporation which the SEC determines and declares to be primarily engaged, either directly or through majority-owned subsidiaries, or controlled companies conducting similar types of businesses, in one or more businesses other than that of investing, reinvesting, owning, holding or trading in securities.

Regulation under the Securities Laws

      As a registered investment company with shares listed on the American Stock Exchange, the Company is regulated under a variety of securities laws and rules, including particularly the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the rules of (and the listing agreement with) the American Stock Exchange. These rules on occasion overlap and/or complement each other as, for example, in the area of proxy solicitation where the 1940 Act incorporates by reference the various provisions of the 1934 Act, as well as certain rules of the American Stock Exchange, to which the Company will remain subject. There are rules specific to the investment company format, however, and these would no longer be applicable after deregistration as an investment company.

      The following is a brief summary of the regulatory structure imposed by the 1940 Act; for the most part, the provisions cited are those which are specific to registered investment companies, although in some instances, e.g., periodic reporting, deregistration would mean the substitution of one set of rules and forms for another. The 1940 Act prohibits certain transactions between the Company and affiliated persons, including directors and officers of the Company or affiliated companies, unless such transactions are exempted by the SEC; regulates the composition of the Board; regulates the capital structure of the Company by restricting the issuance of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding of investment companies and the cross ownership of securities; provides for the custody of securities and bonding of certain employees; regulates the form, content and frequency of financial reports to shareholders; requires the Company to carry its assets at fair value rather than at cost in financial reports; requires that the Company file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Company from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; prohibits voting trusts; and requires shareholder ratification of the selection of accountants.

      Other provisions of the 1940 Act state that common stock may not be issued at less than net asset value; provide that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization; restrict the manner in which repurchases of stock may be effected; restrict plans of reorganization; provide for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; and create a right in private persons to bring injunctive and damage actions in Federal courts to enforce compliance with the 1940 Act.

The Proposal

      At the December 21, 1999 annual meeting of shareholders, the Company's shareholders voted to revise the Company's investment objective and certain investment policies to increase the Company's ability to invest in equity securities and other types of non-fixed income investments. Accordingly, the Fund's current investment objective is to provide stockholders with an attractive rate of total return from capital appreciation and income. To achieve this objective, the Fund invests at least 50% of the value of its total assets in U.S. Government Securities, obligations of U.S. Government agencies or instrumentalities, and money market instruments, with the remainder of its total assets invested primarily in equity and other securities of selected growth companies and in companies that invest or deal in natural resources or commodities. Prior thereto, the Company sought to achieve its investment objective of providing a high level of current income, liquidity, and safety of principal by investment primarily in U.S. government securities.

      The Company's management recently recommended to the Company's Board of Directors that the Company change its activities so as to cease to be an investment company. The Board considered this matter at two board meetings, held on June 14, 2000 and July 24, 2000, and determined to recommend that shareholders vote to provide the necessary authorization. This conclusion is based in substantial part on management's perception of the appropriate business strategy to be pursued in the forthcoming years. In particular, management does not feel that investment in a portfolio of government and other securities, such as now comprise the Company's portfolio, will yield competitive returns to shareholders, particularly in light of the substantial market discount typically attributable to the shares of closed-end investment companies, like the Company. Rather, management believes that enabling the Company to operate businesses directly or through companies in which it has a majority or other controlling interest could lead to superior results over time both through investing substantial funds in companies which appear to have above average potential and by being able to own sufficient shares in portfolio companies so that the Company's officers can assist the management of those companies in realizing greater values for shareholders. Management believes that this business strategy is likely to result in an asset mix which will classify the Company as an operating rather than an investment company, and could reduce the market discount phenomenon that has historically affected the Company. In approving the change in the nature of the Company's business, the Board of Directors considered data obtained by management from Morningstar, Inc. indicating that operating companies in the same capitalization range as the Company generally trade at less of a discount to book value than closed-end investment companies trade to net asset value.

      As an operating rather than an investment company, for a significant investment (ownership of 20% or more of a company's voting stock), the Company may be able to include in its reported earnings and assets its proportionate share of the earnings or losses of the investee company, provided that the investment and related control would not be deemed temporary. In contrast, an investment company would record as income any dividends received and the change in the market value of the stock.

      If the shareholders authorize changing the nature of the Company's business so that it may cease to be an investment company, the Company's investment manager, CEF Advisers, Inc. ("CEF") anticipates taking steps to effect such change. Although CEF does not have any specific program of purchases or sales or other activities yet identified, it is willing to conduct a business review, development, and acquisition program for operating businesses to be undertaken directly or through companies in which the Company has a majority or other controlling interest. Management expects to seek earnings for the Company primarily from the conduct of these businesses, although the realization of gains from the sale of a business interest may also offer attractive potential from time to time. The proposal would permit the Company to participate more directly and extensively in the management of its controlled companies. Further, it is expected that the Company will continue investing in investment securities, although the scope of such investing would be intended to be consistent with the exclusion of the Company from the definition of investment company under the 1940 Act. The Company may continue to keep funds not needed for the conduct of business invested in U.S. government securities or investment securities. There can be no assurance, however, that as an operating company the Company will be successful in seeking earnings or realizing gains or that the Company's participation in management of its operating business will be beneficial.

      If Proposal 1 is approved by the shareholders, CEF will remain the Company's investment manager until the Board of Directors, including the independent Directors, determines, based on the composition of the Company's portfolio, that CEF's services are no longer necessary. At such time as the Board determines to terminate the Company's agreement with CEF, the Company's officers would manage the Company's business. Depending upon the nature of the operating business pursued by the Company, the Company might employ additional staff members and might engage third parties to assist it in locating appropriate business opportunities. The costs related to such possibilities are not presently known and could be more or less than the expenses currently incurred by the Company as an investment company.

RISK FACTORS

Entry into a New Business

      One of the risks involved in the proposed conversion to an operating company relates to the Company's entry into a new business. Becoming an operating company would allow the Company to acquire or develop, directly or through one or more subsidiaries, businesses in which the Company has no experience or operating history. Likewise, there can be no assurance that the Company will be able to implement its proposed business plans or, if implemented, that it will be successful.

Concentration

      To provide funds for acquisitions, CEF expects to sell investment securities with the anticipated result that the Company's holdings will become concentrated in a relatively few companies to be owned as operating companies. Such acquisitions and dispositions, however, would be accomplished only if and when, in the judgment of the Company's management, favorable opportunities therefor are available. Since there is no assurance when such opportunities may become available, it is possible that, even if the shareholders approve the recommended change, there may be no significant near-term change in the Company's investments.

      It may be that the acquisition program approved by the shareholders will involve investing more than 25% of the Company's assets in a specific industry or group of industries. The Company's fundamental policies currently prevent it from concentrating its investments to such an extent and therefore Proposal 2 of this Proxy Statement seeks shareholder approval to amend this restriction to allow the Company to concentrate its investments.

      The failure of businesses in which the Company concentrates its holdings would have a significant adverse effect on shareholders and their investment in the Company. The investment return to shareholders would be dependent upon the performance of a few operating businesses rather than a broad range of investment securities. Additionally, the Company could be expected to be more susceptible to economic, political, and regulatory developments than is currently the case. Concentration may increase the risk to shareholders if a given investment fails to perform satisfactorily but concentration is, of course, a key element in the business strategy that has caused the Company to seek approval of its program to become an operating company. It cannot be assumed at this time that the Company will in fact concentrate its investments in a given industry or group of industries within the meaning of those terms in the 1940 Act prior to deregistration and no industry or group is now identified or identifiable.

Federal Income Tax Treatment

      The Company has qualified for and elected tax treatment under subchapter M of the Internal Revenue Code ("Code") as a regulated investment company ("RIC"). A RIC, unlike an ordinary corporation, pays no federal income taxes on that portion of its annual income distributed to shareholders, provided that at least 90% of such income is so distributed. As a consequence of this special tax treatment, a RIC is required to act largely as a passive investment vehicle, limited in its scope of permissible investments and in its ability to manage directly such investments.

      If a change in the Company's business to that of an operating company is authorized by the shareholders, and certain changes are made to the Company's portfolio to effect that mandate, the Company would cease to be taxed as a RIC. Further, dispositions of certain portfolio securities may result in the incursion of more taxes than otherwise. The Company may cease to be taxed as a RIC prior to its deregistration with the SEC if and as the mix of its assets becomes weighted toward large positions, i.e., if the Company begins functioning as an operating company and fails to satisfy RIC qualification rules. In such event, the Company would be taxed as a corporation for federal income tax purposes, and its total net income would be subject to federal taxation at the corporate level. To the extent that such income is distributed to shareholders, these distributions are also subject to taxation at the shareholder level as ordinary income and the Company gets no deduction for such distributions. In addition, if the Company ceases to be taxed as a RIC, it may become subject to certain state and local taxes to which it is not currently subject.

Procedures after Shareholder Approval

      In the event of shareholder approval of this Proposal 1, the Company intends to apply to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company and that its registration statement is no longer in effect, as soon as the necessary purchases, sales and other steps have been taken. After reviewing the application, the SEC can require the Company to supply additional information, which may result in one or more amendments to the application. The SEC can on its own motion or on the motion of any interested party order a public hearing on the application. It cannot be stated with certainty whether the SEC will grant the Company's application, and the Company anticipates it would take approximately six to nine months from the date of filing to obtain a deregistration order.

      If the proposal is approved and if, as a result of a change in the nature of the Company's operations the SEC should approve deregistration under Section 8(f) of the 1940 Act, shareholders would no longer have the benefit of the regulatory protections provided by the 1940 Act as outlined above. However, following deregistration, shareholders would continue to have the protections afforded by the 1934 Act, which regulates publicly traded companies, including the following: soliciting proxies from shareholders, filing interim and annual reports with the SEC, filing securities ownership reports by directors, officers and principal shareholders, and engaging in insider trading in securities, using manipulative devices in connection with certain security transactions, and making misleading statements in reports or documents filed with the SEC.

      Until the SEC issues a deregistration order, the Company's activities will continue to be conducted in accordance with its investment policies as exist currently or as proposed to be amended in Proposal 2. Upon issuance of an order of deregistration, the investment policies will cease to be effective and will no longer control the Company's affairs.

Vote Required and the Board's Recommendation

      Under the 1940 Act, the Company may not change the nature of its business so as to cease to be an investment company without the affirmative vote of the lesser of (a) 67% of the Company's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding voting securities.

THE COMPANY'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO CHANGE THE NATURE OF THE COMPANY'S BUSINESS SO AS TO CEASE TO BE AN INVESTMENT COMPANY.

PROPOSAL 2: TO AMEND THE COMPANY'S FUNDAMENTAL INVESTMENT RESTRICTIONS.

      The Company currently seeks to achieve its investment objective of providing shareholders with an attractive rate of total return from capital appreciation and income, by investing at least 50% of the value of its total assets in U.S. Government Securities, obligations of other U.S. Government agencies or instrumentalities, including inflation-indexed instruments, and money market instruments. Currently, the Company follows certain fundamental investment restrictions that may not be changed without shareholder approval. These fundamental restrictions read as follows:

      The Company may not:

1. Issue senior securities as defined in the 1940 Act (including borrowing money) except as permitted by applicable law.

2.    Lend its assets, except as permitted by applicable law.

3. Underwrite the securities of other issuers, except to th extent that the Company may be deemed to be an underwriter under the Federal securities laws in connection with the disposition of the Company's authorized investments.

4. Purchase or sell commodities, except that the Company ma purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices, and currencies.

5. Purchase or sell real estate, but the Company may purchase and sell securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts and hold and sell real estate as a result of ownership of such securities or instruments.

6. Purchase a security if, as a result, 25% or more of the value of the Company's total assets would be invested in the securities of issuers in a single industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

      Certain of these restrictions may prohibit the Company from effecting its goal of converting from an investment company to an operating company as described in Proposal 1 of this Proxy Statement. Shareholders therefore are being asked to approve a change to fundamental investment restriction 6 prohibiting the Company from investing more than 25% of its assets in a single industry, to permit the Company to concentrate its investments in one or more industries. The Company's concentration policy would remain fundamental, as required by the 1940 Act, and would be amended to read as follows: "The Company may invest more than 25% of the value of its total assets in the securities of issuers in a particular industry or group of industries." This would allow the Company the flexibility to concentrate its investments in an industry or group of industries should appropriate investment opportunities arise, but would not require it to do so. The Board believes this investment flexibility is critical given that management has not yet identified the investment opportunities that the Company would pursue if Proposal 1 is approved. In addition, the shareholders are being asked to change the remainder of the Company's investment restrictions (numbers 1 through 5) from fundamental to non-fundamental, so that the restrictions may be amended or deleted in the future by the Board without a shareholder vote. As noted above, upon SEC approval of the Company's application for deregistration as an investment company under the 1940 Act, the Company's operations would no longer be governed by these policies.

Vote Required and the Board's Recommendation

      Approval of this Proposal will be sought by six separate votes. Approval of this Proposal, with respect to each separate vote, requires the affirmative vote of the lesser of (a) 67% of the Company's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or
(b) more than 50% of the Company's outstanding voting securities.

THE COMPANY'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO CHANGE THE COMPANY'S INVESTMENT RESTRICTIONS, AS DESCRIBED IN THE PROPOSAL.

PROPOSAL 3: TO AMEND ARTICLE VIII AND ARTICLE XII OF THE COMPANY'S ARTICLES OF
            INCORPORATION.

      If Proposal 1 is approved by the shareholders, it is further proposed that the charter of the Company be amended by eliminating references to the 1940 Act, which amendments would be filed with the Maryland State Department of Assessments and Taxation and made effective on or after the date an order is obtained under Section 8(f) of the 1940 Act, declaring that the Company has ceased to be an investment company. The Company's Board of Directors determined that the amendments were necessary and advisable, and approved and advised them, subject to stockholder approval, on July 24, 2000. Also at that meeting, the Board approved a minor amendment to Article IX of the Company's Articles of Incorporation to delete a single reference therein to the 1940 Act. This amendment does not require the approval of shareholders, and therefore such approval is not being sought. The text of the amendments approved and advised by the Board and requiring shareholder approval is set forth as Exhibit A hereto.

Vote Required and the Board's Recommendation

      Approval of this Proposal will be sought by two separate votes. Approval of this Proposal, with respect to each separate vote, requires the affirmative vote of a majority of the Company's outstanding voting securities. Approval of this Proposal is conditioned upon shareholder approval of Proposals 1 and 2.

THE COMPANY'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AMENDING THE COMPANY'S ARTICLES OF INCORPORATION.

                             ADDITIONAL INFORMATION

      A quorum is constituted with respect to the Company by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a Proposal against any adjournment. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Company's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposals 1 and 2.

      In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Company may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Company will bear the cost of soliciting proxies. In addition, the Company will retain D.F. King & Co., Inc. ("D.F. King"), 77 Water Street, 20th Floor, New York, NY 10005, to solicit proxies on behalf of its Board for a fee estimated at $___________ plus expenses, primarily by contacting stockholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) or other identifying information and the number of shares owned and to confirm that the stockholder has received the Company's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact D.F. King toll-free at 1-800-431-9646. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

      To the knowledge of the management of the Company, as of the Record Date, the following shareholder beneficially owned 5% or more of the outstanding shares of the Company according to its Schedule 13D filed on July 12, 2000:

                                                      Approximate Percentage of
                                                      the Company's Total
Name and Address                   Common Stock       Outstanding Shares
----------------                   ------------       -------------------------
Investor Service Center, Inc.      169,464.7 shares         21.45%
11 Hanover Square
New York, New York 10005

      The following table presents certain information regarding the beneficial ownership of the Company's shares as of the Record Date by each officer and Director of the Company owning shares on such date. In each case, such amount constitutes less than 1% of the Company's outstanding shares.

Name of Officer or Director                 Number of Shares
---------------------------                 ----------------
Robert D. Anderson
Steven A. Landis
Frederick A. Parker, Jr.
Bassett S. Winmill
Thomas B. Winmill
Douglas Wu
[name any other officers or directors owning shares on the Record Date]

      Winmill & Co. Incorporated and its subsidiaries, including Investor Service Center, Inc., of which Bassett S. Winmill may be deemed a controlling person, also own in the aggregate _________ Company shares, or ____% of all outstanding shares on the Record Date. Mr. Winmill disclaims beneficial ownership of shares held by Investor Service Center, Inc.

Investment Manager

      CEF Advisers, Inc., 11 Hanover Square, New York, New York, 10005, serves as the Company's Investment Manager.

Submission Deadlines for Stockholder Proposals

      Pursuant to Rule 14a-5(e) of the 1934 Act, July 12, 2000 was the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting was pursuant to Rule 14a-8(e)(2) of the 1934 Act. September 18, 2000 is the date after which notice of a shareholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act is considered untimely, as established by the Fund's By Laws, as amended December 8, 1999. In addition, for a nomination to be made by a stockholder or for any other business to be properly brought before the annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company in the manner set forth in the Company's By-laws. As of the date hereof, the Company's By-laws provide that to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) calendar days not more than ninety (90) calendar days prior to the anniversary date of the mailing date of the notice of the preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the sixtieth (60) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For purposes of this
Section 2.11, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the

Securities and Exchange Commission pursuant to Sections 13, 14 or 15 (d) (or the rules and regulations thereunder) of the 1934 Act or pursuant to Section 30 (or the rules or regulations thereunder) of the 1940 Act.

      As set forth in the Company's Articles of Incorporation, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires (A) if applicable, the proportion of votes required by the 1940 Act, or (B) the lesser of (1) a majority of all the votes entitled to be cast on the matter with the shares of all classes of voting stock voting together, or (2) if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion.

Notice to Banks, Broker/Dealers and Voting Trustees and Their Nominees

      Please advise the Company, at its principal executive offices, to the attention of the Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

                                    EXHIBIT A

      Articles VIII and XII of the charter of Bexil Corporation shall be amended to read as follows (language to be deleted is enclosed within double braces; language to be added is enclosed within double asterisks):

                   Article VIII Certain Votes of Stockholders

      (1)(a) Except as otherwise provided in these Articles of Incorporation and notwithstanding any other provision of the Maryland General Corporation Law to the contrary, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires {{(A) if applicable, the proportion of vote required by the Investment Company Act of 1940, as amended (the "1940 Act"), or (B)}} the lesser of {{(1)}}**(A)** a majority of all the votes entitled to be cast on the matter with the shares of all classes of voting stock voting together, or {{(2)}}**(B)** if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion."

                 {{Article XII Conversion to Open-End Company}}

      {{Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, the approval, adoption or authorization of any amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless approved by at least fifty (50%) of the Directors, in which case such amendment or repeal would require the affirmative vote of the holders of a majority of the number of votes entitled to be cast thereon.}}

      {{The Corporation shall notify the holders of all capital stock of the approval, in accordance with the preceding paragraph of this Article VII, of any amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be filed, however, until the later of (a) ninety (90) days following the date of approval of such amendment by the holders of capital stock in accordance with the preceding paragraph of this Article XII and (b) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital stock"}}

                             Your vote is important!

      Please sign and date the proxy/voting instructions card above and return it promptly in the enclosed postage-paid envelope or otherwise to Bexil Corporation c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so that your shares can be represented at the Meeting.

           Please fold and detach card at perforation before mailing.

--------------------------------------------------------------------------------

BEXIL CORPORATION                                  Proxy/Voting Instruction Card

This proxy is solicited by and on behalf of the Company's Board of Directors for the Special Meeting of Stockholders on _______________, 2000, and at any postponement or adjournment thereof.

The undersigned stockholder of Bexil Corporation (the "Company") hereby appoints Thomas B. Winmill and Monica Pelaez and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders to be held at the offices of the Company at 11 Hanover Square, New York, New York on _______________, 2000 at 8:30 a.m., and at any postponement or adjournment thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the proxy statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting. If no directions are given, the proxies will vote FOR all proposals and in their discretion on any other matter that may properly come before the Meeting.

                                        Sign here as name(s) appear to the left.


                                        ________________________________________

                                        ________________________________________

                        Signature(s) should be exactly as name or names appearing on this form. Please sign this proxy and return it promptly whether or not you plan to attend the Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the Meeting and decide to vote by ballot, such vote will supersede this proxy.

                                                        Dated:            , 2000

                Proxy to be signed and dated on the reverse side.
           Please fold and detach card at perforation before mailing.

BEXIL CORPORATION                   Please mark your votes as in this example: _

      Please sign, date and return this proxy/voting instructions card promptly in the enclosed postage-paid envelope. If no direction is given on a proposal, the proxies will vote FOR the proposal, in accordance with the Company Board's recommendations.

1. To change the nature of the Company's business so as to cease to be an investment company.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

2.    To amend the Company's fundamental investment restrictions.

A. To amend the fundamental investment restriction prohibiting the Company from investing more than 25% of its assets in a single industry, to read as follows: "The Company may invest more than 25% of the value of its total assets in the securities of issuers in a particular industry or group of industries."

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

B. To change the current fundamental policy of the Company which prohibits the Company from issuing senior securities except as permitted by applicable law, to a non-fundamental policy.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

C. To change the current fundamental policy which prohibits the Company from lending its assets, except as permitted by applicable law, to a non-fundamental policy.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

D. To change the current fundamental policy which prohibits the Company from underwriting the securities of other issuers, except to the extent that the Company may be deemed to be an underwriter under the Federal securities laws in connection with the disposition of the Company's authorized investments, to a non-fundamental policy.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

E. To change the current fundamental policy with prohibits the Company from purchasing or selling commodities, except that the Company may purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices, and currencies, to a non-fundamental policy.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

F. To change the current fundamental policy which prohibits the Company from purchasing or selling real estate, but the Company may purchase and sell securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trust and hold and sell real estate as a result of ownership of such securities or instruments, to a non-fundamental policy.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

3. To amend the Company's Articles of Incorporation. Approval of this Proposal is conditioned upon shareholder approval of Proposals 1 and 2.

A.    To amend Article VIII as set forth in Exhibit A.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN

B.    To amend Article XII as set forth in Exhibit A.

        |_| FOR                      |_| AGAINST                     |_| ABSTAIN